UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Westwood Holdings Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Westwood Holdings Group, Inc. (the “Company”), which will be held on Thursday, April 27, 2006, at 10:00 a.m., Dallas, Texas time, at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201. The official Notice of Annual Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

Westwood invites all stockholders to attend the meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood’s principal executive office or by attending the meeting and voting in person.

Sincerely,

March 20, 2006	Brian O. Casey
Chief Executive Officer, President and Secretary

WESTWOOD MANAGEMENT • WESTWOOD TRUST 200 CRESCENT COURT, SUITE 1200 • DALLAS, TEXAS 75201 • T.214.756.6900 • F.214.756.6979 • www.westwoodgroup.com

WESTWOOD HOLDINGS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2006

To the Stockholders of Westwood Holdings Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Westwood Holdings Group, Inc. (“Westwood”) will be held at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Thursday, April 27, 2006, at 10:00 a.m., Dallas, Texas time, to consider and vote on the following Proposals:

Proposal 1.	The election of seven directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified;

Proposal 2.	The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the year ending December 31, 2006;

Proposal 3.	The approval of the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan;

Proposal 4.	The approval of performance-based annual incentive awards; and

Proposal 5.	The approval of performance-based restricted stock goals.

In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on February 27, 2006 are entitled to notice of, and to vote at, the annual meeting. A holder of shares of Westwood’s common stock is entitled to one vote, in person or by proxy, for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

All of our stockholders are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood’s principal executive office or by attending the meeting and voting in person.

This proxy statement and proxy card are being mailed to our stockholders on or about March 20, 2006.

By Order of the Board of Directors

Westwood Holdings Group, Inc.

Brian O. Casey
Chief Executive Officer, President and Secretary

i

WESTWOOD HOLDINGS GROUP, INC.

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2006

GENERAL QUESTIONS AND ANSWERS

The following questions and answers are intended to provide brief answers to frequently asked questions concerning the Proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement, as well as the appendices and the documents incorporated by reference in this proxy statement.

The Annual Meeting

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on Thursday, April 27, 2006, at 10:00 a.m., Dallas, Texas time, at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201. This proxy statement and form of proxy are being mailed to our stockholders on or about March 20, 2006.

Procedures for Voting

Q:	Is my proxy revocable and can I change my vote?

A:	You may revoke your proxy at any time before it is voted by doing one of the following:

•	Sending a written notice revoking your proxy to Brian O. Casey, our Secretary, at 200 Crescent Court, Suite 1200, Dallas, Texas 75201;

•	Signing and mailing to us a proxy bearing a later date; or

•	Coming to our annual meeting and voting in person.

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on February 27, 2006, the record date, will be entitled to vote on the Proposals at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	If you are the record holder of your shares, you can vote by attending the annual meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the Internet or telephone; please consult with your broker if you have any questions regarding the electronic voting of shares held in street name.

Q:	How does discretionary authority apply?

A:	If you sign your proxy card, but do not make any selections, your shares will be voted “FOR” the election of all of the nominees for directors and “FOR” Proposal 2, 3, 4 and 5, and, in the discretion of the proxies, as to all other matters that may be properly brought before the annual meeting.

Q.	How will votes be counted?

A.	The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. As of February 27, 2006, there were 5,988,397 shares of common stock outstanding and entitled to vote on each of the Proposals.

If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. A withheld vote is the same as an abstention. The effect of abstentions with respect to a particular Proposal will be a vote “AGAINST” that Proposal. Our transfer agent, Computershare Trust Company, Inc., will count the votes and act as inspector.

Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in “street” name do not indicate a vote for some or all of the Proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the Proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes, but they will not otherwise affect the outcome of a vote on a Proposal.

Q.	What happens if I do not return my proxy and do not vote at the annual meeting?

A.	If you do not attend the annual meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum. With respect to each of the Proposals, the failure to return a proxy and vote will have neither the effect of a vote “FOR” nor “AGAINST” these Proposals. This is the case, for a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy at the annual meeting, is required for approval of Proposals 2, 4 and 5, so your failure to return a proxy and vote will not affect the outcome of these Proposals. Similarly, the affirmative vote of a majority of the votes cast is required for approval of Proposal 3 (provided that the total votes cast on Proposal 3 represent over 50% of all shares entitled to vote on Proposal 3), so you are encouraged to return your proxy card so that your shares may be represented on this important proposal.

Q:	Is my vote confidential?

A:	Yes. Only the inspector, Computershare Trust Company, Inc., and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Our Current Stock Ownership

Q:	What percentage of stock do the directors and officers own?

A:	Our executive officers and directors collectively owned approximately 1,287,650 shares of our outstanding common stock, or approximately 21.3 percent of our outstanding common stock as of February 27, 2006.

Q:	Who are the largest principal stockholders?

A:	To our knowledge, our largest principal stockholders are GAMCO Investors, Inc., which owns 19.0%; Third Avenue Management LLC, which owns 16.1%; Susan M. Byrne, who owns 11.1%; and Dalton, Greiner, Hartman, Maher & Co., which owns 6.0% of our outstanding common stock as of February 27, 2006.

Other Information

Q:	When are the stockholder proposals due for the annual meeting in 2007?

A:	To be included in the 2007 annual meeting, stockholder proposals must be in writing and must be received by Westwood, at the following address: 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Secretary, no later than November 16, 2006.

Q:	Who is soliciting my proxy and who will pay the solicitation expenses?

A:	We are soliciting your proxy by and on behalf of our board of directors, and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of our common stock.

Q:	Who can help answer my additional questions?

A:	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about this proxy statement, including the procedures for voting their shares, should contact:

William R. Hardcastle, Jr.

Chief Financial Officer

200 Crescent Court, Suite 1200

Dallas, Texas 75201

Telephone: (214) 756-6900

This question and answer information section is qualified in its entirety by the more detailed information contained in this proxy statement. You are strongly urged to carefully read this proxy statement in its entirety before you vote.

This proxy statement contains important information that should be read before any decisions are made with respect to the Proposals. You are strongly urged to read the proxy statement in its entirety. You are also strongly urged to read our Annual Report on Form 10-K for the period ended December 31, 2005, especially the Risk Factors section, which is being sent to you with this proxy statement.

PROPOSAL 1:

Election of Directors

Our bylaws provide that the board of directors will consist of between three and eleven directors, as determined from time to time by resolution of the board. The board of directors has set the number of directors at seven, all of whom are to be elected at the annual meeting. Each director will serve until the 2007 annual meeting and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

Effective February 3, 2006, Leonard Riggs, Jr., M.D. resigned as a director of the Company. Dr. Riggs did not indicate any disagreement with the Company.

On February 7, 2006, Mr. Richard M. Frank was elected to the Company’s Board of Directors. The Board of Directors has affirmatively determined that Mr. Frank qualifies as an “independent director” within the meaning of the New York Stock Exchange (“NYSE”) Corporate Governance Listing Standards. Mr. Frank, who has not previously stood for election by our stockholders, was originally recommended to the governance/nominating committee for nomination by another non-management director.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board of directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the board of directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each share of common stock held on February 27, 2006. A plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. Votes may be cast in favor or withheld. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the proxy card. Broker non-votes, abstentions and votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below. The following information is submitted concerning the nominees named for election as directors:

Name	Age	Position With Westwood
Brian O. Casey	42	Chief Executive Officer, President, Secretary and Director

Susan M. Byrne	59	Chairman of the Board of Directors, Chief Investment Officer and Director

Tom C. Davis	57	Director

Richard M. Frank	58	Director

Frederick R. Meyer	78	Director

Jon L. Mosle, Jr.	76	Director

Raymond E. Wooldridge	67	Director

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

The biographical information for each director nominee is set forth below.

Brian O. Casey has served as Chief Executive Officer of Westwood since January 2006, as President, Secretary and director of Westwood since its inception in December 2001, and as Chief Operating Officer of Westwood from 2001 to 2005. Mr. Casey has served as Chief Executive Officer of Westwood Management since January 2006, as Secretary since 2003, as President since 2002, and as a director since 2000. Mr. Casey served as Chief Operating Officer of Westwood Management from 2000 to 2005, as Executive Vice President from 2000 to 2002, and as Vice President of Marketing and Client Services from 1992 to 1996. Mr. Casey has served as President and director of Westwood Trust since 1996.

Susan M. Byrne serves as Chief Investment Officer of Westwood, and has served as Chairman of the Board of Directors and director of Westwood since its inception in December 2001, and as its Chief Executive Officer from December 2001 to December 2005. Ms. Byrne is the founder of Westwood Management and has served as its Chairman of the Board and Chief Investment Officer since 1983, as Chief Executive Officer from 1983 to 2005, and as President from 1983 to 2002. She served as a director of Westwood Trust from 1996 to 1999. Ms. Byrne served as a member of the Board of the University of Texas Investment Management Company from 1996 to 2004. She also served as a member of the Board of Trustees for the City of Dallas Employees Retirement Fund from 1998 to 2003.

Tom C. Davis has served as a director of Westwood since April 2004. He has served as a director of Westwood Trust since March 2004. Since March 2001, he has served as Chief Executive Officer of The Concorde Group, a private investment firm, and serves on the Board of Directors of Dean Foods Company (NYSE), a dairy and branded foods business, and Affirmative Insurance Holdings, Inc. (NASDAQ), an integrated, non-standard auto insurance business. He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly DLJ) from March 1984 to February 2001.

Richard M. Frank has served as a director of Westwood since February 2006. He has served as a director of Westwood Trust since February 2006. Mr. Frank has served as Chairman of the Board and Chief Executive Officer of CEC Entertainment, Inc., a Dallas-based NYSE company that operates a chain of pizza and children’s entertainment restaurants, since March 1986. He has served as a Director of CEC Entertainment since June 1985, and as President and Chief Operating Officer from June 1985 until October 1988.

Frederick R. Meyer has served as a director of Westwood since its inception in December 2001. Since 1991, he has served as a director of SWS Group, Inc. (“SWS”), a full service securities and banking firm that previously owned Westwood. From 1985 to 2005, he served as the Chairman of the Board of Aladdin Industries, LLC, a diversified company. He served as Aladdin Industries, LLC’s President and Chief Executive Officer from 1987 to 1994, from 1995 to May 1999 and from October 2000 to 2005. He also served as President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986 and acted as a consultant to Tyler Corporation from 1986 to 1989. He currently serves as a director of Palm Harbor Homes, Inc., a marketer of manufactured homes.

Jon L. Mosle, Jr. has served as a director of Westwood since its inception in December 2001. He has served as a director of Westwood Trust since February 2006. He has served as director of SWS since 1991. He served as Director of Private Capital Management for Ameritrust Texas Corporation from 1984 to 1992. From 1954 to 1984, he was affiliated with Rotan Mosle, Inc., a regional NYSE member firm, which was acquired by PaineWebber Incorporated in 1983. His roles at Rotan Mosle, Inc. included supervisory responsibility for over-the-counter trading and municipal departments, as well as participating in corporate finance activities. He served as branch manager, regional manager, Vice Chairman of the Board and member of Rotan Mosle, Inc.’s operating committee.

Raymond E. Wooldridge has served as a director of Westwood since its inception in December 2001. He has served as a director of Westwood Trust since 2000. He is a director of CEC Entertainment, Inc., a Dallas-based NYSE company that operates a chain of pizza and children’s entertainment restaurants, and D. A. Davidson & Company, Inc., an investment firm located in the Pacific Northwest. From 1986 to 1999, he was a director of SWS; from 1996 to 1999, he served as the Vice Chairman and Chairman of the Executive Committee of SWS; from 1993 to 1996, he served as Chief Executive Officer of SWS; and from 1986 to 1993, he served as President and Chief Operating Officer of SWS. He is a past Chairman of the National Securities Clearing Corporation, a national clearing agency registered with the SEC and past Vice Chairman of the Board of Governors of the National Association of Securities Dealers.

Corporate Governance Information

The board of directors held five meetings, or otherwise consented to actions taken during 2005. Each director attended all of the meetings held by the board of directors and the committees on which he served. The standing committees of the board of directors currently consist of the audit committee, the compensation committee and the governance/nominating committee. The membership and duties of these committees are described below.

Independent Directors (1)	Audit Committee	Compensation Committee	Governance/nominating Committee
Tom C. Davis	M	M
Richard M. Frank (beginning February 7, 2006)	M		M
Frederick R. Meyer (2)	M	C	M
Jon L. Mosle, Jr.	M	M	C
Leonard Riggs, Jr., M.D. (through February 3, 2006)	M		M
Raymond E. Wooldridge (3)	C	M	M

M	Committee member

C	Committee chairman

(1)	All members of the audit, compensation and governance/nominating committees are “independent directors” within the meaning of the NYSE Corporate Governance Listing Standards.

(2)	The Board of Directors has determined that Mr. Frederick R. Meyer is qualified as an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (“SEC”), and that he has accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Listing Standards.

(3)	Lead director.

Board Committees

Audit Committee. The audit committee operates pursuant to a charter approved by our Board of Directors, which the audit committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at www.westwoodgroup.com. The audit committee oversees the preparation of our financial statements and our independent auditors. The audit committee considers and selects an independent accounting firm to conduct the annual audit, determines the independence of our independent accountants and recommends actions to our Board of Directors to ensure their independence. The audit committee is responsible for reviewing reports from our management relating to our financial condition and other matters that may have a material impact on our financial statements and compliance policies. The audit committee is also responsible for inquiring of our management and independent auditors regarding the appropriateness of the accounting principles we follow, changes in accounting principles and their impact on our financial statements in terms of scope of audits conducted or scheduled to be conducted. The audit committee is responsible for preparing a report stating among other things whether our audited financial statements should be included in our Annual Report. The audit committee met five times during 2005.

Compensation Committee. The compensation committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. The compensation committee authorizes and determines all salaries for our officers, administers our incentive compensation plans in accordance with the powers and authority granted in such plans, determines any incentive awards to be made to our officers, administers all of our stock incentive plans and other equity ownership, compensation, retirement and benefit plans, approves the performance-based compensation of individuals pursuant to Code Section 162(m) and administers other matters relating to compensation or benefits. The compensation committee met five times during 2005.

Governance/Nominating Committee. The governance/nominating committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. The governance/nominating committee’s responsibilities relate to corporate governance and the identification and evaluation of Board candidates. The primary function of the governance/nominating committee is to develop and oversee the application of corporate governance principles to Westwood, to identify qualified candidates for Board membership and recommend to the Board director nominees to be voted on at the annual meeting of stockholders, and communicate with members of the Board regarding Board and committee meeting format and procedures. The governance/nominating committee met five times during 2005.

Director Independence

Our Board of Directors has adopted Corporate Governance Guidelines. The full text of the Guidelines is available on our website at www.westwoodgroup.com. In addition, a copy of the Guidelines is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201).

Pursuant to our Guidelines, a majority of the members of our Board of Directors must be non-management directors who meet the “independence” requirements of the NYSE Corporate Governance Listing Standards. In addition, all members of the audit committee must meet additional “independence” standards. The Board of Directors recently undertook its annual review of director independence. The Board of Directors noted that Messrs. Meyer, Mosle and Wooldridge each have a current or former relationship with SWS Group, Inc. (“SWS”), the company from which Westwood was spun-off in 2002 and which remains a customer of Westwood. The Board categorically concluded that these relationships with SWS would not be deemed to constitute a material relationship with Westwood that would affect the “independence” of any such director. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family, and Westwood and our subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates, and members of our senior management and their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that a director is independent.

Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of Westwood and our management, with the exception of Ms. Byrne and Mr. Casey (each of whom is a Westwood executive officer).

Lead Director of Board Meetings in Executive Session

Pursuant to our Corporate Governance Guidelines, our non-management directors meet in executive session without the presence of management on a regular basis. The Board of Directors has selected Raymond E. Wooldridge to serve as “Lead Director,” and, as such, he chairs these executive sessions.

Director Nominees

The governance/nominating committee has a policy of considering new director candidates recommended by Westwood’s stockholders to the extent such recommendations are made in compliance with the procedures outlined below. Director candidates recommended by stockholders are evaluated by the governance/nominating committee based on the same criteria applied by the governance/nominating committee to director candidates identified by that committee. The governance/nominating committee of the Board has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of a slate of director candidates to stand for election at the annual meeting of the Company’s stockholders. The governance/nominating committee seeks to identify, and the Board selects, director candidates who (i) have significant business or public experience that is relevant and beneficial to the Board and Westwood, (ii) are willing and able to make a sufficient time commitment to the affairs of Westwood in order to effectively perform the duties of a director, including regular attendance of Board meetings and committee meetings, (iii) are committed to the long-term growth and profitability of Westwood, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of Westwood as a whole and not only the interests of a particular shareholder or group.

The governance/nominating committee adopted procedures detailing the manner in which stockholders may recommend candidates to the Board of Directors. A stockholder wishing to recommend a candidate for election to Westwood’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her recommendation of a candidate to Westwood’s Corporate Secretary at our principal executive office. The submission must be received at Westwood’s principal executive office not less than 120 calendar days before the date that Westwood’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if Westwood did not hold an annual meeting during the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before Westwood begins to print and mail its proxy materials. For the 2007 annual meeting, this date would be November 16, 2006.

In order to be valid, a stockholder’s notice to the Corporate Secretary must set forth (i) the name and address, as they appear on Westwood’s books, of the stockholder recommending such candidate, (ii) the class and number of shares of Westwood that are beneficially owned by the stockholder, (iii) the name, age, business address and residence address of each candidate proposed in the notice, (iv) each candidate’s biographical data and qualifications, (v) the class and number of shares of Westwood stock beneficially owned by the candidate, if any, (vi) a description of all arrangements or understandings between the stockholder and each candidate and any other persons pursuant to which the stockholder is making the recommendation, and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the stockholder proposes to recommend for election or re-election as a director, including the candidate’s signed written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

To date, our governance/nominating committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Stockholder Communications with the Board

Stockholders may communicate with the Board of Directors or particular Board members (including Westwood’s Lead Director or non-management directors as a group) by mailing a written communication to Westwood’s Corporate Compliance Officer at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by email to compliance@westwoodgroup.com or by telephone to 214-756-6900. All communications are received and processed by the Corporate Compliance Officer before being referred to the appropriate Board member(s). Complaints relating to Westwood’s accounting, internal accounting controls or auditing matters and concerns regarding questionable accounting or auditing matters are referred to the Chairman of the Audit Committee. Other communications intended for the Board of Directors at large are referred to Westwood’s Lead Director, while communications intended for specific Board members are referred to those Board members. Advertisements, solicitations for periodical or other subscriptions, and similar communication generally are not forwarded to Board members. In the event that a stockholder’s complaint or concern appears to involve the Corporate Compliance Officer, then the stockholder is encouraged to directly contact the Chairman of the Audit Committee, Raymond E. Wooldridge, at rwooldridge@westwoodgroup.com.

Stockholders may also communicate directly with Board members at the annual meetings of stockholders, as it is our policy that Board members should attend such meetings and make themselves available to address any matters properly brought before the meetings. All of our Board members attended the 2005 annual meeting of stockholders.

Code of Ethics

All of our employees, including our principal executive officer, principal operating officer and principal accounting officer, and directors are required by our Code of Business Conduct and Ethics to conduct our business in the highest legal and ethical manner. The full text of the Code is available on our website at www.westwoodgroup.com. We intend to post amendments to or waivers from the Code as required by applicable rules at this location on our website.

Our employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Compensation

Employee directors do not receive compensation for their services as directors. Each non-employee member of our Board of Directors receives a $4,000 annual retainer, $4,000 for each regularly scheduled quarterly meeting of the Board of Directors attended by the member and $1,000 per board or committee meeting attended other than regularly scheduled quarterly meetings. The Chairman of the Audit Committee receives an additional $4,000 annual retainer. Additionally, upon the date of election or re-election as a member of our Board of Directors, each non-employee director is awarded 1,500 restricted shares of our common stock, which vest at the expiration of 12 months from the date of grant. We will review our compensation arrangement for directors from time to time.

PROPOSAL 2:

Ratification of Appointment of Grant Thornton LLP as Independent Auditors

Our audit committee has appointed Grant Thornton LLP as our independent auditors for 2006. Representatives of Grant Thornton LLP are expected to attend the annual meeting to answer appropriate questions and may make a statement if they so desire.

The audit committee regularly monitors our independent auditors’ qualifications, performance, independence in accordance with regulatory requirements and guidelines, and examines the relationship from a cost-benefit perspective. In the course of these monitoring activities, on February 23, 2006 the audit committee determined that it would be beneficial to the Company to dismiss Deloitte & Touche LLP, who were our independent auditors in 2005, and to engage Grant Thornton LLP as our independent auditors for the year ended December 31, 2006. It is not expected that representatives of Deloitte & Touche LLP will attend the annual meeting.

Deloitte & Touche LLP’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the consolidated financial statements of the Company for the years ended December 31, 2005 and 2004 and through the date hereof, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make a reference to the subject matter of the disagreements in connection with its reports. During the years ended December 31, 2005 and 2004, and during the subsequent interim period through the date hereof, there have been no reportable events, as defined in Item 304(a)(l)(v) of Regulation S-K. Deloitte & Touche LLP has furnished to us a letter addressed to the SEC stating that it agrees with the foregoing statements set forth in this paragraph. During the two most recent fiscal years and the interim period preceding the engagement of Grant Thornton LLP, the Company did not consult Grant Thornton LLP regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Fees Billed by Deloitte & Touche LLP

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of Westwood’s annual financial statements, the review of the financial statements included in Westwood’s Quarterly Reports on Form 10-Q, the audit of (1) Westwood management’s assessment of the effectiveness of our internal control over financial reporting and (2) the effectiveness of our internal control over financial reporting as required by Sarbanes-Oxley Section 404 or for services that are normally provided in connection with statutory or regulatory filings or engagements for the years ended December 31, 2005 and 2004 were $290,000 and $280,100, respectively.

Audit-Related Fees. There were no fees billed by the Deloitte Entities for audit-related services for the years ended December 31, 2005 and 2004.

Tax Fees. The aggregate fees billed for tax services rendered by the Deloitte Entities during the years ended December 31, 2005 and 2004 were $0 and $29,200, respectively. These services consisted primarily of tax compliance and tax consultation.

All Other Fees. There were no fees billed by the Deloitte Entities for services other than audit fees, audit-related fees or tax fees for the years ended December 31, 2005 and 2004.

Pre-approval policies and procedures for audit and non-audit services. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by Westwood’s independent auditors. Each year the Audit Committee considers for approval the independent auditor’s engagement to render audit services, as well as a list prepared by management of anticipated non-audit services and related budget estimates. During the course of the year, management and the independent auditor are responsible for tracking all services and fees to insure that they are within the scope pre-approved by the Audit Committee. To insure prompt handling of unexpected matters, the Audit Committee has delegated to its chairman the authority to amend or modify the list of approved permissible non-audit services and fees, provided the chairman reports any action taken to the Audit Committee at its next meeting.

The Audit Committee approved all Audit Fees and Tax Fees billed by the Deloitte Entities for the years ended December 31, 2005 and 2004. There were no fees billed by the Deloitte Entities for audit-related services for the years ended December 31, 2005 and 2004.

Vote Sought and Recommendation

Although stockholder action on this matter is not required, the appointment of Grant Thornton LLP is being recommended to the stockholders for ratification. The affirmative vote of a majority of the shares entitled to vote, represented in person or by proxy at the annual meeting, is needed to ratify the appointment of Grant Thornton LLP as independent auditors for 2006. All proxies solicited by the board of directors will be voted “FOR” the ratification of Grant Thornton LLP unless stockholders specify in their proxies a contrary vote. Broker non-votes and abstentions will not be counted as votes for this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR 2006.

PROPOSAL 3:

Approval of the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan

The compensation committee of the Board of Directors of Westwood has approved, and proposed that our shareholders approve at the annual meeting, the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”). Westwood originally adopted the Stock Incentive Plan on February 1, 2002. Following Westwood’s spin-off from SWS Group, Inc. on June 30, 2002, Westwood’s public stockholders approved an amended Stock Incentive Plan on April 24, 2003, with a reserve of 948,100 shares of common stock. On February 8, 2005, the compensation committee adopted the Second Amended and Restated Plan, which contained certain non-material amendments not requiring stockholder approval. The Third Amended and Restated Plan is similar to the existing Second Amended and Restated Plan. The only material revision in the Plan is the increase in the total number of shares currently authorized to be awarded under the Second Amended and Restated Plan.

Westwood is seeking stockholder approval for the Plan. Stockholder approval is required under the requirements of the NYSE Corporate Governance Listing Standards, which are applicable to Westwood.

There are currently approximately 625,875 shares of common stock underlying outstanding awards for the Second Amended and Restated Plan, and approximately 200,350 shares remain available for grant under the Second Amended and Restated Plan. The limited number of remaining available shares limits Westwood’s ability to (a) provide incentive compensation to its key employees, (b) attract new employees and (c) provide compensation to its consultants, advisors and non-employee directors. It is anticipated that the additional 1,000,000 shares proposed to be authorized under the Plan, together with the shares remaining under the Second Amended and Restated Plan, will enable Westwood to provide sufficient grants of awards for the foreseeable future.

Description of the Third Amended and Restated Plan

A summary of the material features of the Plan is set forth below. This description and summary are qualified in their entirety by the full text of the Plan included in Appendix A to this Proxy Statement.

Key Features of the Plan. Awards under the Plan will consist of cash or Westwood’s authorized common stock. The fair market value of Westwood’s common stock as of February 27, 2006 was $19.66 per share. The Plan provides for the grant of incentive stock options, nonstatutory options, shares of restricted stock, stock purchase rights, annual incentive awards, performance-based awards (in the form of cash or deferred stock awards) and discretionary bonus awards. Awards under the Plan may be made to key employees, including officers and directors who may be employees, and non-employee directors, consultants or advisors. There are currently 47 employees of Westwood who may be eligible to receive awards under the Plan, and there are 5 non-employee directors who may be eligible to receive awards under the Plan. The total number of shares of common stock available for delivery pursuant to awards under the Plan over its entire term is 1,000,000 plus (a) any shares of common stock that remain available for grant under the Second Amended and Restated Plan and (b) any shares of common stock that are represented by awards under the Second Amended and Restated Plan that are forfeited, terminated, expired, or canceled without delivery of shares of common stock. As a result, the aggregate maximum number of shares of common stock for which awards may be granted under the Plan is 1,948,100. Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or reacquired shares or a combination thereof. No eligible individual may be granted options under the Plan in any single fiscal year of Westwood, the total number of shares subject to which exceed 316,033 shares.

Term of the Plan. No awards may be made under the Plan after the date that is ten years following the Plan’s approval by the compensation committee (no awards after February 22, 2016).

Types of Awards. The Plan authorizes the grant of several types of stock-based awards, including incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, stock purchase rights and performance shares (in the form of deferred stock awards). The Plan also authorizes cash awards in the form of annual incentive awards, performance-based awards, and discretionary bonus awards. The various types of awards authorized under the Plan may be utilized in the future if determined appropriate by the compensation committee. However, to date the compensation committee has limited its stock-based awards under the Plan to NSOs and restricted stock, and in the future the compensation committee expects that its stock-based awards will likely be limited to restricted stock.

No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of Westwood’s stock on the date of grant.

Share Counting Rules. Any shares subject to an award under the Plan that are forfeited, settled for cash, expire, or otherwise are terminated without issuance of such shares, are available for awards under the Plan. In addition, cash awards do not reduce the shares available under the Plan or to a participant in any calendar year.

Administration. The Board or the compensation committee administers the Plan with respect to all eligible individuals. All determinations involving awards that are intended to be exempt from the deduction limitations of Section 162(m) of the Code must be made by a committee of outside directors meeting the requirements for the performance-based compensation exception. Determinations of the compensation committee will be final, conclusive, and binding upon all persons on any interested person. Such determinations include such matters as selecting participants, determining the awards that will be made under the Plan, interpreting plan provisions, and deciding the terms and conditions of any award. However, any action or determination by the compensation committee specifically affecting or relating to an award to a nonemployee director will be approved and ratified by the Board of Directors.

Amendment. The Plan may be amended by the Board of Directors or by the compensation committee. However, the Plan may not be amended without the approval of Westwood’s stockholders to (a) increase the aggregate number of shares of stock that may be issued under the Plan, (b) modify the eligibility requirements for receiving awards of ISOs, or (c) make any other amendment that requires stockholder approval under any applicable law, regulation or rule; provided, that such amendments may be made without the consent of the stockholders if changes occur in law or other legal requirements (including Rule 16b-3) that would require otherwise.

Antidilution. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, or similar transaction or other change in corporate structure affecting the shares, such adjustments and other substitutions will be made to the Plan and to awards as the compensation committee or the Board of Directors in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one participant, in the number, class, kind and exercise price of securities or other property subject to outstanding options or other awards granted under the Plan, and in the number, class and kind of securities or other property subject to awards granted under the Plan.

Persons Eligible for Grants. Any employee, consultant, advisor or non-employee director will be eligible to be selected as a participant under the Plan by the compensation committee. However, ISOs will be granted only to participants who are employees of Westwood or a subsidiary.

Types of Awards

Options. ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of common stock at a fixed price. Each award agreement will state the time or periods in which or the conditions upon satisfaction of which, the right to exercise the ISO or NSO or a portion thereof will vest and the number of shares of common stock for which the right to exercise the option will vest at each such time, period, or fulfillment of condition. The Plan permits the compensation committee to include various terms in the options in order to enhance the linkage between shareholder and management interests. These include permitting participants to deliver cash, shares or other consideration (including, where permitted by law and the compensation committee, awards) in payment of the exercise price and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the compensation committee in the grant of the option. It is not expected that the compensation committee will exercise its discretion to make such grants under the Plan on a regular basis.

Restricted Stock Awards. The compensation committee may also make awards of restricted shares of our stock. The vesting and number of restricted shares of our stock may be conditioned upon the lapse of time or the satisfaction of other factors determined by the compensation committee. The recipient of restricted shares will generally have the rights and privileges of a stockholder with respect to the right to receive dividends and the right to vote the shares. None of the restricted shares may be sold, transferred or pledged during the restricted period, and all restricted shares shall be forfeited, and all rights to the shares will terminate, if the recipient ceases to be an employee, consultant or director of us or any of our subsidiaries before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by us with respect to the shares.

Purchase Rights. The compensation committee may also make awards of stock purchase rights, which entitle the holder to purchase a specified number of shares of our common stock during the period of time, and subject to the terms and conditions, as the compensation committee determines. Each award of purchase rights may have a different exercise period or periods, shall specify the method of payment (which may include promissory notes) to purchase our stock and shall set forth any repurchase rights or calls applicable to the purchased stock.

Annual Incentive Awards. The compensation committee may also grant annual incentive awards of stock, cash or any combination of stock and cash to our employees, in such amounts and subject to such terms and conditions as the compensation committee may determine. The compensation committee shall establish the maximum level of annual incentive awards that may be granted for each year. The compensation committee may, in its sole discretion, reduce, but not increase, the annual incentive award payable to any participating employee during a year.

Performance-Based Awards. The compensation committee may also grant performance-based awards of the right, expressed in deferred rights to receive stock, cash or any combination of stock and cash, to eligible officers or other key employees as determined by the compensation committee in its sole discretion. At the time of each grant of a performance-based award, the compensation committee shall establish an objective formula for computing the award based upon the attainment of various performance goals over a performance cycle of at least one year. Performance goals may include minimum, maximum and target levels of performance, with the size of the award based on the level of performance attained. The number of shares of stock and/or the amount of cash payable in settlement of a performance-based award shall be determined by the compensation committee at the end of the performance cycle. The compensation committee may, in its discretion, eliminate or reduce the amount of any performance-based award that otherwise would be payable to a participating officer or other employee unless the participant has a vested right under applicable employment law to receive the full performance-based award. Performance-based awards may be made alone, or in addition to, other grants and awards under the Plan.

Discretionary Bonus Awards. The compensation committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the compensation committee may determine.

Material Federal Income Tax Consequences of the Plan

The following is a summary of the material United States federal income tax consequences associated with awards granted under the Plan. This summary is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or Westwood. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences.

Incentive Stock Options. A participant will generally not recognize any taxable income upon either the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, upon the exercise of an ISO, a participant is required to include the difference between the option exercise price and the fair market value of the common stock received in alternative minimum taxable income for purposes of calculating the alternative minimum tax. If a participant sells or otherwise disposes of the common stock acquired pursuant to the exercise of an ISO within either two years from the date of grant or one year from the date of exercise of the option (an “Early Disposition”), the participant will recognize ordinary income at the time of the Early Disposition in an amount equal to the lesser of (i) the excess of the amount realized by the participant on the Early Disposition over the exercise price of the option, or (ii) the excess of the fair market value of the common stock on the date of exercise over the exercise price of the option. The excess, if any, of the amount realized by the participant on the Early Disposition over the fair market value of the common stock on the date of exercise will be capital gain, and will either be short term (taxable at ordinary income tax rates) or long term gain, depending on the participant’s holding period. If a participant disposes of the common stock for an amount that is less than the participant’s tax basis, the difference between the amount realized in the Early Disposition and the tax basis will generally be capital loss, and will either be short term or long term depending on the participant’s holding period.

Nonqualified Stock Options. A participant will not recognize any taxable income upon the grant of an NSO. A participant will recognize ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the exercise price paid for the stock.

Purchase Rights. A participant who receives an award of a purchase right will not recognize any taxable income at the time of the grant. A participant will recognize ordinary compensation income at the time the purchase right is exercised in an amount equal to the difference between the fair market value of the common stock on the date of purchase and the purchase price paid by the participant for such stock.

Annual Incentive Awards, Performance-Based Awards and Discretionary Bonus Awards. A participant who receives cash pursuant to an annual incentive award, a performance-based award or a discretionary bonus award will recognize ordinary income equal to the amount of cash received. Except as discussed below in the section entitled “Common Stock Subject to a Substantial Risk of Forfeiture,” a participant who receives shares of common stock pursuant to an annual incentive award, a performance-based award or a discretionary bonus award will recognize ordinary income in an amount equal to the fair market value of the common stock at the time of receipt of the shares.

Common Stock Subject to a Substantial Risk of Forfeiture. If a participant receives common stock that is subject to a substantial risk of forfeiture (whether pursuant to an award of restricted stock, in payment for an annual incentive award, a performance-based award or a discretionary bonus award, or upon the exercise of a purchase right), unless the participant files an election under Section 83(b) of the Code (discussed below), the participant will not recognize any income at the time of receipt of the stock, but will recognize ordinary income when the restrictions on the shares lapse, in an amount equal to the difference between the fair market value of the stock at the time the restrictions lapse and the amount paid, if any, for the stock. However, a participant who receives common stock that is subject to a substantial risk of forfeiture can elect to include the fair market value of the stock in income at the time of its receipt by filing an election with the Internal Revenue Service under section 83(b) of the Code within 30 days after the date of such receipt.

Availability of Tax Deduction for Westwood. When ordinary income is recognized by a participant in connection with the receipt or exercise of an award under the Plan (including the filing of an election under section 83(b) of the Code), Westwood will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount, assuming the requisite withholding requirements are met.

Compensation paid by Westwood to each of its five highest paid officers is subject to the deduction limits of Section 162(m). If approved by Westwood’s stockholders, the Plan will enable Westwood to grant options that will be exempt from the deduction limits of Section 162(m).

Plan Benefits

Subject to obtaining stockholder approval of Proposals 4 and 5 described in this proxy statement, it is expected that Westwood’s chief executive officer and the chief investment officer will receive certain benefits under the Plan. See “Approval of Performance-Based Annual Incentive Awards—Annual Incentive Award Benefits” and “Approval of Performance-Based Restricted Stock Goals—Restricted Stock Award Benefits” for information with respect to these anticipated benefits. Otherwise, because awards under the Plan are determined by the compensation committee in its sole discretion, we cannot determine the benefits or amounts that will be received or allocated in the future under the Plan. In addition, awards are dependent upon a number of factors, including the value of our common stock on future dates, Westwood’s performance and the exercise decisions of participants. As a result, the benefits that might be received by participants receiving discretionary grants under the Plan are not determinable.

Vote Sought and Recommendation

The approval of the Plan requires the affirmative vote of a majority of the votes cast with respect to this Proposal (provided that the total votes cast upon this Proposal represent over fifty percent (50%) of all shares entitled to vote on this Proposal). All proxies submitted will be voted “FOR” this Proposal unless stockholders specify in their proxies a contrary vote. Broker non-votes will not be counted as votes cast with respect to this Proposal; abstentions, however, will have the same effect as a vote against this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE

THIRD AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC.

STOCK INCENTIVE PLAN

PROPOSAL 4:

Approval of Performance-Based Annual Incentive Awards

Subject to stockholder approval, the compensation committee has approved the material terms of annual incentive awards for the chief executive officer of Westwood, Brian O. Casey, and for the chief investment officer of Westwood, Susan M. Byrne, effective January 1, 2006.

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for performance-based compensation.

Section 162(m) of the Code will not apply to compensation payable solely on account of attainment of one or more performance goals if:

•	the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors;

•	the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote; and

•	the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

The purpose of seeking stockholder approval of the performance-based annual incentive awards is to meet the requirements of Section 162(m).

Performance Goal. On February 23, 2006, the compensation committee approved performance goals for the chief executive officer’s and chief investment officer’s annual incentive awards for the 2006 year and for each subsequent year until revised by the compensation committee. The approval of the compensation committee was expressly subject to stockholder approval. The performance goal is based on our adjusted pre-tax income, determined based on our audited financial statements. The chief executive officer’s annual incentive award will equal not more than 3% of our adjusted pre-tax income, and the chief investment officer’s annual incentive award will equal not more than 8% of our adjusted pre-tax income (subject to the compensation committee’s discretion to reduce the award to less than the formula amount).

Our adjusted pre-tax income is determined based on our financial statements, as our income before income taxes increased by the expense incurred for the year for these annual incentive awards to the chief executive officer and chief investment officer, and increased by the expense incurred for the year for incentive compensation for all of Westwood’s other employees and increased by the expense incurred for the year for performance-based restricted stock awards to the chief executive officer and chief investment officer.

Assuming the stockholders approve the material terms of the performance goal as described herein, we believe that the annual incentive awards paid to the chief executive officer and the chief investment officer will qualify as performance-based compensation, and will be deductible for federal income tax purposes. If the stockholders do not approve the performance goal, the compensation committee will develop alternative incentive compensation plans for each of these two officers, in which case the compensation expense associated with an annual incentive award may not be deductible to the extent that, together with other compensation paid to the officer, such officer’s total compensation exceeds $1 million.

Annual Incentive Award Benefits. Because the annual incentive awards are based on adjusted pre-tax income, the amount of the benefits that will be received by the chief executive officer and the chief investment officer in the future cannot be determined. The table below shows the maximum annual incentive awards that would have been payable to the chief executive officer and the chief investment officer had the proposed annual incentive awards been in place during the fiscal year ended December 31, 2005. These amounts are not necessarily indicative of the awards that the chief executive officer or chief investment officer will earn in the future.

NEW PLAN BENEFITS

Annual Incentive Awards (Assuming Maximum Award for 2005)

Position	Dollar Value ($)
Chief Executive Officer	$275,200	(1)
Chief Investment Officer	$733,900	(2)

(1)	Represents 3% of our adjusted pre-tax income for the 2005 fiscal year, which would have been the maximum annual incentive award payable to the chief executive officer had the proposed annual incentive award been in place during 2005.

(2)	Represents 8% of our adjusted pre-tax income for the 2005 fiscal year, which would have been the maximum annual incentive award payable to the chief investment officer had the proposed annual incentive award been in place during 2005.

Our compensation committee is conducting discussions with our chief executive officer, Brian O. Casey, and our chief investment officer, Susan M. Byrne, regarding their entry into employment agreements with Westwood. See “Proposed Executive Employment Agreements.”

Vote Sought and Recommendation

The approval of the material terms of the annual incentive awards for our chief executive officer and chief investment officer requires the affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy at the annual meeting. All proxies submitted will be voted “FOR” this Proposal unless stockholders specify in their proxies a contrary vote. Broker non-votes will not be counted as votes cast with respect to this Proposal; abstentions, however, will have the same effect as a vote against this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PERFORMANCE-BASED ANNUAL INCENTIVE AWARDS.

PROPOSAL 5:

Approval of Performance-Based Restricted Stock Goals

The compensation committee has approved the material terms of restricted stock awards for the chief executive officer of Westwood, Brian O. Casey, and for the chief investment officer of Westwood, Susan M. Byrne, which will be granted immediately following Westwood’s annual meeting of stockholders if stockholder approval is obtained.

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for performance-based compensation.

Section 162(m) of the Code will not apply to compensation payable solely on account of attainment of one or more performance goals if:

•	the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors;

•	the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote; and

•	the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

The purpose of seeking stockholder approval of the performance-based restricted stock awards is to meet the requirements of Section 162(m).

Performance Goal. On February 23, 2006, the compensation committee approved performance goals for vesting of the chief executive officer’s and chief investment officer’s restricted stock awards to be made during 2006. The awards of restricted stock will be made only in the event of stockholder approval of (i) the Third Amended and Restated Plan, under which the awards will be made, and (ii) the material terms of the performance vesting goals as described below.

The maximum number of shares of restricted stock which may become vested are 100,000 shares, in the case of our chief executive officer, and 300,000 shares, in the case of our chief investment officer. The performance goal is based on our adjusted pre-tax income, determined based on our audited financial statements. The vesting of the restricted stock will occur over a period of four (4) years from the date of grant, for our chief executive officer, and over a period of six (6) years from the date of grant, for our chief investment officer. For the first vesting year, 2006, the officer will become vested in the applicable percentage of his or her restricted shares if Westwood’s adjusted pre-tax income for 2006 is at least 10% greater than Westwood’s adjusted pre-tax income for the 2005 year. In each subsequent year during the applicable vesting period, the compensation committee will establish a specific goal for that year’s vesting of the restricted shares, which will be based in all cases upon Westwood’s adjusted pre-tax income. The specific performance goal for each year will be established no later than March 31 of the vesting year, as required by Section 162(m) of the Code. If, in any year during the vesting period, the performance goal is not met, the compensation committee may establish a goal for a subsequent vesting period, which, if achieved or exceeded, may result in full or partial vesting of the shares that did not otherwise become vested in a prior year. In no event, however, will the maximum number of shares which may become vested over the vesting period exceed 100,000 shares, in the case of our chief executive officer, and 300,000 shares, in the case of our chief investment officer.

Our adjusted pre-tax income is determined based on our financial statements, as our income before income taxes increased by the expense incurred for the year for annual incentive awards to the chief executive officer and chief investment officer, and increased by the expense incurred for the year for incentive compensation for all of Westwood’s other employees and increased by the expense incurred for the year for performance-based restricted stock awards to the chief executive officer and chief investment officer.

Assuming the stockholders approve the material terms of the performance goal as described herein, we believe that the income reported by the chief executive officer and the chief investment officer upon vesting of their shares of restricted stock will qualify as performance-based compensation, and will be deductible for federal income tax purposes. If the stockholders do not approve the performance goal, the compensation committee will reconsider the appropriate terms for any restricted stock awards, in which case the compensation expense reportable by Westwood upon vesting any restricted stock awards may not be deductible to the extent that, together with other compensation paid to the officer, such officer’s total compensation exceeds $1 million.

Restricted Stock Award Benefits.

The table below illustrates the benefits that will become vested in each vesting year if the performance vesting goals for each year are achieved.

NEW PLAN BENEFITS

Restricted Stock Awards (Vesting Per Year, Assuming Performance Goals are Met)

Position	Number of Shares per Year
Chief Executive Officer	25,000 (1)
Chief Investment Officer	50,000 (2)

(1)	The chief executive officer will receive a restricted stock award of 100,000 shares, which would vest at the rate of 25,000 shares per year over a four-year period.

(2)	The chief investment officer will receive a restricted stock award of 300,000 shares, which will vest at the rate of 50,000 shares per year over a six-year period.

Our compensation committee is conducting discussions with our chief executive officer, Brian O. Casey, and our chief investment officer, Susan M. Byrne, regarding their entry into employment agreements with Westwood. See “Proposed Executive Employment Agreements.”

Vote Sought and Recommendation

The approval of the material terms of the performance-based restricted stock goals for our chief executive officer and chief investment officer requires the affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting. All proxies submitted will be voted “FOR” this Proposal unless stockholders specify in their proxies a contrary vote. Broker non-votes will not be counted as votes cast with respect to this Proposal; abstentions, however, will have the same effect as a vote against this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PERFORMANCE-BASED RESTRICTED STOCK GOALS.

EXECUTIVE OFFICERS

Biographical information regarding Westwood’s current executive officers and other key employees is as follows:

Brian O. Casey. See biographical information under the caption Proposal 1 – Election of Directors.

Susan M. Byrne. See biographical information under the caption Proposal 1 – Election of Directors.

Patricia R. Fraze, age 62, has served as Executive Vice President of Westwood Management since 1995 and as Client Relationship Manager since 2002. Ms. Fraze served as a director of Westwood Management from 1996 to 2003 and served as a director of Westwood Trust from 1999 to 2004. Ms. Fraze joined Westwood in 1990 as Vice President and fixed income analyst and subsequently served as Portfolio Manager for fixed income and balanced portfolios. Prior to joining Westwood, Ms. Fraze was Vice President, Portfolio Strategies and Fixed Income Research at Drexel Burnham Lambert and also spent twenty-two years in mathematics education at both the secondary and graduate level.

Joyce A. Schaer, age 40, has served as Director of Marketing for Westwood Management since 1997 and was promoted to Senior Vice President in 2000. Ms. Schaer served as a director of Westwood Management from 2001 to 2003. Ms. Schaer has held other marketing positions at Westwood including Vice President-Marketing for the Eastern Region of the United States from 1994 to 1996. Ms. Schaer joined the firm in 1989 and has held various positions in the trading, portfolio management and client services areas.

William R. Hardcastle, Jr., age 38, has served as Vice President and Chief Financial Officer of Westwood since July 2005. Mr. Hardcastle served as Treasurer from July 2002 to July 2005 and as Assistant to the President from December 2001 to July 2002.

There are no family relationships among the directors, executive officers and other key employees of Westwood.

EXECUTIVE COMPENSATION

Compensation of Certain Executive Officers

The following compensation table sets forth the compensation paid by Westwood to our Chief Executive Officer, our President and other key employees during the year ended December 31, 2005 (the “Named Executive Officers”). Our compensation committee determines the annual base salaries of, and annual and long-term incentive opportunities for, our Named Executive Officers.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation ($)(3)
		Salary ($)	Bonus ($)(1)		Securities Underlying Options(#)	Restricted Stock Awards ($)(2)
Brian O. Casey Chief Executive Officer, President and Secretary (former Chief Operating Officer)	2005 2004 2003	300,000 300,000 300,000	300,000 260,000 335,000	(4) (4)	— — —	228,600 315,000 299,900	23,100 23,450 18,000
Susan M. Byrne Chief Investment Officer (former Chief Executive Officer)	2005 2004 2003	500,000 500,000 500,000	1,203,399 1,029,200 1,221,400	(4) (4) (4)	— — —	— — —	23,100 28,450 18,000
Patricia R. Fraze Executive Vice President of Westwood Management	2005 2004 2003	200,000 200,000 200,000	100,000 100,000 127,500	(4)	— — —	146,300 180,000 149,900	23,100 28,450 18,000
Joyce A. Schaer Senior Vice President of Westwood Management	2005 2004 2003	200,000 200,000 200,000	100,000 75,000 105,000	(4)	— — —	137,200 180,000 219,900	23,100 20,950 18,000
William R. Hardcastle, Jr. Vice President, Chief Financial Officer	2005 2004 2003	150,000 150,000 150,000	80,000 80,000 75,000	(4)	— — —	228,600 198,000 199,900	23,100 18,450 10,500

(1)	The bonuses reflect amounts either accrued and paid in the indicated year, or accrued in the indicated year but paid to each Named Executive Officer in the following year.

(2)	Restricted stock awards vest as follows – 50% after two years, 75% after three years and 100% after four years. As of December 31, 2005, Mr. Casey, Ms. Fraze, Ms. Schaer and Mr. Hardcastle beneficially owned 37,500, 21,750, 23,000 and 28,500 shares of restricted stock, respectively, valued at $683,300, $396,300, $419,100 and $519,300, respectively, based on a year end closing price of $18.22 per share. Dividends are paid to recipients of restricted stock.

(3)	Reflects, in 2005, 401(k) matching contributions and profit sharing contributions to the Westwood Holdings Group, Inc. Savings Plan; in 2004, 401(k) matching contributions and profit sharing contributions to the Westwood Holdings Group, Inc. Savings Plan and matching contributions to the Westwood Holdings Group, Inc. Deferred Compensation Plan; and, in 2003, 401(k) matching contributions to the Westwood Holdings Group, Inc. Savings Plan and matching contributions to the Westwood Holdings Group, Inc. Deferred Compensation Plan.

(4)	These bonus amounts include both annual incentive awards and discretionary bonus awards made under the Stock Incentive Plan.

Aggregate Option Exercises in Last Year and Year End Option Values

The following table sets forth information concerning the exercise of our stock options during the year ended December 31, 2005 by the Named Executive Officers and the number and aggregate value of unexercised in-the-money options for our stock options at December 31, 2005. The actual amount, if any, realized on exercise of stock options will depend on the amount by which the market price of our common stock on the date of exercise exceeds the exercise price. The actual value realized on the exercise of unexercised in-the-money stock options (whether exercisable or unexercisable) may be higher or lower than the values reflected in this table.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At Year End		Value of Unexercised In-the-Money Options At Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian O. Casey	—	—	16,500	5,500	87,780	29,260
Susan M. Byrne	18,750	81,313	—	6,250	—	33,250
Patricia R. Fraze	—	—	11,250	3,750	59,850	19,950
Joyce A. Schaer	—	—	11,250	3,750	59,850	19,950
William R. Hardcastle, Jr.	—	—	3,750	1,250	19,950	6,650

(1)	Values are based upon the closing price of $18.22 per share of our common stock on the NYSE on December 30, 2005, the last trading day of 2005.

PROPOSED EXECUTIVE EMPLOYMENT AGREEMENTS

The compensation committee believes that the retention of our key executives is critical to our opportunity for future success. Accordingly, the compensation committee is in discussions with our chief executive officer, Brian O. Casey, and our chief investment officer, Susan M. Byrne, regarding their entry into employment agreements with Westwood. Discussions are ongoing regarding the terms of these agreements, but it is anticipated that the agreements will broadly address the terms of their employment with Westwood and will include non-solicitation covenants and non-competition covenants.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of December 31, 2005 about shares of our common stock that may be issued upon the exercise of options, warrants and rights under the Second Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, the only equity compensation plan of the Company in effect at that time. The material terms of this plan were approved by our public stockholders at our 2003 annual meeting.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	155,625	$12.93	200,350
Equity compensation plans not approved by security holders	—	—	—

Total	155,625	$12.93	200,350

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee is a current or former officer or employee of Westwood or its subsidiaries or has had a relationship requiring disclosure by Westwood under applicable federal securities regulations. No executive officer of Westwood served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Gabelli Advisers, Inc. and Affiliates

Westwood provides investment advisory services to the Westwood Funds family of mutual funds pursuant to a subadvisory agreement with Gabelli Advisers, Inc. Based on SEC filings, we believe that GAMCO Investors, Inc., of which Gabelli Advisers, Inc. is a subsidiary, owned 19.0% of our common stock as of February 27, 2006. During 2005, Gabelli Advisers, Inc. paid subadvisory fees to Westwood Management Corp., a subsidiary of Westwood, in the amount of $780,000. In addition, Westwood Management owns shares of Class A Common Stock, representing a 19.02% economic interest in Gabelli Advisers, Inc. During 2005, Westwood Management received consulting fees of $280,000 from Gabelli Advisers, Inc.

All future material transactions involving affiliated parties will be subject to approval by a majority of Westwood’s disinterested directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 27, 2006, Westwood had issued and entitled to vote at the annual meeting 5,988,397 shares of common stock. Except where otherwise indicated the following table sets forth certain information, as of February 27, 2006, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

•	each stockholder who is known by Westwood to own more than five percent (5%) of the outstanding common stock;

•	each director;

•	each Named Executive Officer; and

•	all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owners (1)	Number of Shares Beneficially Owned(2)	Percent of Class
5% Beneficial Owners
GAMCO Investors, Inc. (3)(4)	1,136,750	19.0%
Third Avenue Management LLC (3)(5)	966,951	16.1%
Dalton, Greiner, Hartman, Maher & Co. (3)(6)	359,625	6.0%
Directors and Named Executive Officers
Brian O. Casey	252,981	4.2%
Susan M. Byrne	666,000	11.1%
Patricia R. Fraze	63,845	1.1%
Joyce A. Schaer	72,078	1.2%
William R. Hardcastle, Jr.	38,150	*
Tom C. Davis	8,000	*
Richard M. Frank	22,500	*
Frederick R. Meyer	35,593	*
Jon L. Mosle, Jr.	52,000	*
Raymond E. Wooldridge	76,503	1.3%
All directors and named executive officers as a group (10 Persons)	1,287,650	21.3%

*	Less than 1%

(1)	The address of each director and Named Executive Officer is that of the Company.

(2)	Includes shares subject to options that may be acquired within 60 days after February 27, 2006. Such shares are deemed to be outstanding and to be beneficially owned by the person or group holding the options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3)	The beneficial ownership information reported for this stockholder is based upon the most recent Form 4 or Schedule 13G filed with the SEC by such stockholder.

(4)	Pursuant to the Form 4 filed by GAMCO Investors, Inc. (“GAMCO”) on February 23, 2006, GAMCO stated that these shares are beneficially owned by Mario J. Gabelli, c/o GAMCO, One Corporate Center, Rye, NY 10580, and GGCP, Inc.

(5)	The address of Third Avenue Management LLC (“TAM”) is 622 Third Avenue, 32nd Floor, New York, New York 10017-6715. On February 15, 2006, TAM reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 966,951 shares.

(6)	The address of Dalton, Greiner, Hartman, Maher & Co. (“DGHM”) is 565 Fifth Ave., Suite 2101, New York, New York 10017. On February 14, 2006, DGHM reported its beneficial ownership, indicating that it held sole dispositive power over 359,625 shares and sole voting power over 351,003 shares.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation committee consists of Messrs. Davis, Meyer, Mosle and Wooldridge, each an independent director of Westwood. Mr. Meyer serves as Chairman of the compensation committee. This Report describes (i) the compensation committee’s compensation policies generally applicable to Westwood’s executive officers; and (ii) the basis for Ms. Byrne’s compensation in 2005, including the factors and criteria on which Ms. Byrne’s compensation was based, and the relationship of Westwood’s performance to her compensation.

Compensation Policies. The compensation committee’s policies are aimed at achieving close alignment between its executives’ overall compensation opportunity and Westwood’s financial performance, and at retaining the services of key members of its management team. The compensation committee considers the performance of Westwood relative to other companies in its peer group, and assesses management performance on both an individual and aggregate basis.

Base Salary. The compensation committee annually reviews base compensation levels and considers competitive levels of base pay relative to peer companies in the industry. Base salary levels for 2005 were maintained at the same amounts as the base salaries for 2004, with an emphasis placed on other performance-based compensation incentives.

Performance-Based Compensation. Pursuant to the terms of the Stock Incentive Plan, the compensation committee adopted an Annual Incentive Plan (the “AIP”), under which a bonus pool is established based on financial performance criteria. These criteria are based on pre-tax profits, which operates as a stimulus to achieving improvement in the financial performance of Westwood. For 2005, the compensation committee approved an AIP cash bonus pool equal to $2.7 million. The compensation committee makes recommendations to the board of directors regarding the allocation of the AIP bonus pool among officers of Westwood. For 2005, the compensation committee granted discretion to the then Chief Executive Officer and then President to allocate the remainder of the AIP bonus pool among other employees.

Discretionary Bonus Awards. The compensation committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the compensation committee may determine. For 2005, the compensation committee approved a discretionary bonus award of $470,000.

Equity-based Compensation. Westwood’s common stock trades on the NYSE. Westwood believes that the opportunity to award forms of equity-based compensation to recruit and retain talented personnel is a key advantage to operating as an independent public company. Westwood’s ability to grant equity-based compensation awards differentiates it from some of its competitors. The compensation committee intends to grant some form of equity-based compensation awards annually. For 2005, the compensation committee decided to grant individual restricted stock awards based on each employee’s tenure with Westwood, position, and peer review performance ranking, as well as qualitative evaluations provided by Westwood’s then Chief Executive Officer and then President. Grants of restricted stock to Westwood’s Named Executive Officers based on the compensation committee’s review for 2005 are set forth under “Executive Compensation – Compensation of Certain Executive Officers.”

Compensation of the Chief Executive Officer. In determining the compensation for Ms. Byrne, the compensation committee takes into account that Ms. Byrne is the founder of Westwood, and is a widely known and respected member of the financial community whose reputation enhances the stature of Westwood, and is critical to its ongoing marketing efforts. The compensation committee reviews Ms. Byrne’s compensation in relation to the performance of Westwood’s proprietary accounts, and its client accounts for which she has primary responsibility in setting investment policy.

Ms. Byrne’s base salary for 2005 was maintained at the same level as the prior year with the emphasis being placed on annual cash incentive awards. Ms. Byrne participates in the AIP, and the compensation committee determines each year the maximum amount that she may earn based on the financial criteria for the Plan. For 2005, Ms. Byrne’s maximum performance bonus is equal to 10% of Westwood’s pre-tax profits (subject to the compensation committee’s discretion to reduce the bonus to less than the 10% formula amount). Ms. Byrne was awarded a 2005 AIP bonus in an amount equal to 10% of Westwood’s pre-tax profits. Additionally, the compensation committee made a discretionary bonus award to Ms. Byrne for 2005. Mr. Casey succeeded Ms. Byrne as the Company’s chief executive officer, effective January 1, 2006. Subject to stockholder approval, the new chief executive officer’s performance based compensation will be based on the methodology described in Proposals 4 and 5, herein.

Our compensation committee is conducting discussions with our new chief executive officer, Brian O. Casey, and our chief investment officer, Susan M. Byrne, regarding their entry into employment agreements with Westwood. See “Proposed Executive Employment Agreements.”

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction for compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers of a publicly held corporation. The compensation committee considers it important to preserve the tax deductibility of compensation for its executive officers, consistent with achieving its goal of retaining its management team.

COMPENSATION COMMITTEE

Frederick R. Meyer, Chairman
Tom C. Davis
Jon L. Mosle, Jr.
Raymond E. Wooldridge

REPORT OF THE AUDIT COMMITTEE

In conjunction with its other activities, the audit committee reviewed and discussed Westwood’s audited financial statements for the year ended December 31, 2005 with its management. The members of the audit committee also discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP. The audit committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP their independence.

Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in Westwood’s Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE

Raymond E. Wooldridge, Chairman
Tom C. Davis
Richard M. Frank
Frederick R. Meyer
Jon L. Mosle, Jr.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires Westwood’s directors and executive officers, and persons who own more than ten percent of a registered class of Westwood’s equity securities to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Westwood’s officers, directors and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish Westwood with copies of all Section 16(a) forms they file.

To Westwood’s knowledge, based solely on a review of the copies of such reports furnished to Westwood and written representations that no other reports were required, during the year ended December 31, 2005, its officers, directors and greater-than-ten-percent beneficial owners timely complied with all Section 16(a) filing requirements applicable to them.

PERFORMANCE GRAPH

The following graph compares total stockholder returns of Westwood since July 1, 2002, the date the Company began trading as a public company after the spin-off, with the total return of the Russell 2000 Index and the SNL Asset Manager Index. The SNL Asset Manager Index is a composite of twenty-two publicly traded asset management companies.

Comparison of Cumulative Total Return on Investment Since July 1, 2002

Total Return Performance

	Period Ending
Index	07/01/02	12/31/02	12/31/03	12/31/04	12/31/05
Westwood Holdings Group, Inc.	100.00	102.66	145.75	169.87	166.54
Russell 2000 Index	100.00	86.21	126.95	150.22	157.06
SNL Asset Manager Index	100.00	86.40	120.47	157.18	199.90

The total return for Westwood’s stock and for each index assumes $100 invested on July 1, 2002 in Westwood’s common stock, the Russell 2000 Index, and the SNL Asset Manager Index, including the reinvestment of dividends. Westwood’s common stock is traded on the NYSE.

The closing price of Westwood’s common stock on the last trading day of the year ended December 31, 2005 was $18.22 per share. Historical stock price performance is not necessarily indicative of future price performance.

STOCKHOLDER PROPOSALS

We must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2007 no later than November 16, 2006 to have such Proposal included in our proxy statement for the 2007 annual meeting. You must submit your Proposal in writing to our Corporate Secretary:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

ANNUAL REPORT

Our Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2005, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to any stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules to such report. Such request should be directed to:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

HOUSEHOLDING INFORMATION

Unless Westwood has received contrary instructions, Westwood may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if Westwood believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Westwood’s expenses. However, if stockholders prefer to receive multiple sets of Westwood’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of Westwood’s disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact Westwood at its offices at 200 Crescent Court, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary, to inform Westwood of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Brian O. Casey
Chief Executive Officer, President and Secretary

March 20, 2006

APPENDIX A

THIRD AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC.

STOCK INCENTIVE PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1	Establishment. This Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”) is hereby established effective as of January 1, 2006 (the “Effective Date”).

1.2	Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3	Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares (if any) under the terms of the Plan and the agreements evidencing the Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.	DEFINITIONS AND CONSTRUCTION.

2.1	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)	“Acquiring Corporation” has the meaning given to it in Section 14.2.

(b)	“Annual Incentive Award” has the meaning given to it in Section 11.1.

(c)	“Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Board pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Board may establish. Awards granted under the Plan may include:

(i)	Options awarded pursuant to Sections 6-8;

(ii)	Restricted Stock awarded pursuant to Section 9;

(iii)	Purchase Rights awarded pursuant to Section 10;

(iv)	Annual Incentive Awards awarded pursuant to Section 11;

(v)	Performance-Based Awards awarded pursuant to Section 12; and

(vi)	Discretionary Bonus Awards awarded pursuant to Section 13.

(d)	“Award Certificate” has the meaning given to it in Section 12.3.

(e)	“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(f)	“Cashless Exercise” has the meaning given to it in Section 6.3(a).

(g)

“Cause” shall mean any of the following: (i) the Participant’s theft of a Participating Company’s property or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Participating Company Group or any Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and the Participating Company Group or any Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any felony or any other criminal act which impairs the Participant’s ability to perform his or her duties with the Participating Company Group or any Participating Company.

(h)	“Change in Control” has the meaning given to it in Section 14.1.

(i)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(j)	“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(k)	“Company” means Westwood Holdings Group, Inc., a Delaware corporation, or any successor corporation thereto.

(l)	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(m)	“Director” means a member of the Board or of the board of directors of any other Participating Company.

(n)	“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(o)	“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)	“Exercise Period” has the meaning given to it in Section 10.1.

(r)	“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)

If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in THE WALL STREET JOURNAL or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)	If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(s)	“Good Reason” means (i) a resignation occurring within ninety (90) days following a Change in Control; (ii) the relocation of the principal place of business of the Participating Company for which the Participant renders Service to a location more than 100 miles from its location as of the date of the Change in Control without the Participant’s consent; or (iii) a material reduction in the Participant’s salary or bonus opportunity, or the Participant’s responsibilities.

(t)	“Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(u)	“Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)	“Non-Employee Director” has the meaning given to it in Article 8.

(w)	“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement), or which does not qualify as, an Incentive Stock Option.

(x)	“Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y)	“Option Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

(z)	“Option Expiration Date” has the meaning given to it in Section 6.6(a)(i).

(aa)	“Ownership Change Event” has the meaning given to it in Section 14.1.

(bb)	“Parent” means (i) any “parent corporation” as defined in Section 424(e) of the Code and any successor provisions; (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common subsidiary corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the Company must be consolidated in the Parent’s financial statements.

(cc)	“Participant” means a person who has been granted one or more awards pursuant to the terms and conditions of the Plan.

(dd)	“Participating Company” means the Company or any Parent or Subsidiary.

(ee)	“Participating Company Group” means, at any point in time, all corporations or other entities collectively which are then Participating Companies.

(ff)	“Performance Cycle” means (i) with respect to any Annual Incentive Award, the twelve (12) month period beginning on January 1, 2005 and each January 1 thereafter, and (ii) with respect to any Performance-Based Award, the period determined by the Committee over which the Company’s level of attainment of a Performance Measure shall be determined.

(gg)	“Performance Goals” means, with respect to any Annual Incentive Award or Performance-Based Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during a fiscal year or specified Performance Cycle, as applicable.

(hh)	“Performance Measure” means, with respect to any Annual Incentive Award or Performance-Based Award, the business criteria established by the Committee to measure the level of performance of the Company during the fiscal year or Performance Cycle, as applicable. The Committee may select as the Performance Measure any one or combination of financial measures, as interpreted by the Committee, which (to the extent applicable) can be determined either on a pro forma or GAAP basis, and either pre-tax or after-tax, such as: earnings per share, return on equity, return on invested capital, relative total shareholder return, revenue growth, Stock performance, net income, return on sales, return on assets, economic value added, cash flow and net operating income.

(ii)	“Performance-Based Award” has the meaning given to it in Section 12.1.

(jj)	“Permitted Transferees” has the meaning given to it in Section 6.7.

(kk)	“Plan” has the meaning given to it in Section 1.1.

(ll)	“Purchase Right” means the right to purchase Stock in accordance with the provisions of Section 10.

(mm)	“Restricted Period” has the meaning given to it in Section 9.1.

(nn)	“Restricted Stock” means an award of Stock made under Section 9, which is subject to vesting provisions.

(oo)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(pp)	“Securities Act” means the Securities Act of 1933, as amended.

(qq)

“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under any Option Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr)	“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(ss)	“Subsidiary” means (i) any “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code and any successor provisions, (ii) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is a common parent corporation, and (iii) any other entity as may be permitted from time to time by the Code or the Internal Revenue Service to be an employer of employees to whom Options may be granted; provided, however, that in each case the subsidiary corporation must be consolidated in the Company’s financial statements.

(tt)	“Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1	Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan.

3.2	Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3	Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and, if applicable, the number of shares of Stock to be subject thereto;

(b)	to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and, if applicable, any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of an Option or Purchase Right, (ii) the method of payment for shares purchased upon the exercise of the Option or Purchase Right, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock issued or cash provided thereunder, including by the withholding or delivery of shares of Stock or cash, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award not inconsistent with the terms of the Plan;

(e)	to approve one or more forms of Option Agreement or Award Certificate;

(f)	to amend, modify, extend, cancel or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof, provided, however, the Board shall not have the right to (i) lower the Exercise Price of an existing Option or (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles;

(g)	to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(h)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options;

(i)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option Agreement or any Award Certificate and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j)	to consider, upon an Employee’s termination of Service on account of a disability, the circumstances of such disability and whether the Employee’s Award should be amended to provide that it is fully vested, if the Board in its sole discretion considers such action in the best interest of the Company and the Employee.

3.4	Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1

Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,000,000 shares, together with that number of shares that remain in the authorized share pool under the Plan prior to the Effective Date, which is 200,350 shares, and those shares that become available for regrant as provided in the Plan prior to the Effective Date. Shares issued under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award or otherwise subject to a Company repurchase option and are repurchased by the Company at the Participant’s exercise price, or if shares of Restricted Stock are forfeited unvested, the shares of Stock shall again be available for issuance under the Plan. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Options for shares of Stock that may be awarded in any year to any Participant may not exceed 316,033.

4.2	Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards (if applicable) and in the exercise price per share of any outstanding Awards (if applicable). If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 14.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND OPTION LIMITATIONS.

5.1	Persons Eligible for Awards. Awards may be granted pursuant to this Plan only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Award.

5.2	Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3	Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.	TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1	Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2	Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3	Payment of Exercise Price.

(a)	Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. In no event shall the Company accept a promissory note in payment of the exercise price, or make a loan to a Participant to enable the Participant to exercise an Option. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)	Limitations on Forms of Consideration.

(i)	Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii)	Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4	Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof the Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates, the Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

6.5	Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6	Effect of Termination of Service.

(a)	Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i)	Disability. If the Participant’s Service with the Participating Company Group terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)	Death. If the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such other period of time as determined by the Board, in its discretion) after the Participant’s termination of Service.

(iii)	Cause. If the Participant’s Service with the Participating Company Group is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv)	Termination of Service. If the Participant’s Service with the Participating Company Group terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such other period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 17 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)	Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

(d)	Option Vesting. Every Option awarded under the Plan (including those Options awarded prior to the Effective Date, which are hereby amended to incorporate the following terms) shall become 100% vested if the Participant’s Service with the Participating Company Group terminates because of the death of the Participant, as of the date of the Participant’s death.

6.7	Transferability of Options. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative (unless such exercise would disqualify an Option as an Incentive Stock Option). With the approval of the Board, the Option Agreement (other than an Incentive Stock Option) may provide that such Option may be transferred without consideration to one or more Permitted Transferees. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or other award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Option or other award shall be null and void and without effect. As used herein, “Permitted Transferees” means a member of a Participant’s immediate family, trusts for the exclusive benefit of such Participant and/or such Participant’s immediate family members, and partnerships or other entities in which the Participant and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse, descendants (children, grandchildren and more remote descendants), spouses of descendants, and shall include step-children and relationships arising from legal adoption.

7.	STANDARD FORMS OF OPTION AGREEMENT.

7.1	Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2	Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.	AWARDS TO NON-EMPLOYEE DIRECTORS.

Each Non-Employee Director shall, upon each date of election and annually thereafter, be awarded 1,500 shares of Restricted Stock. The Compensation Committee shall make the award each year and shall determine the date of grant for each award. The Restricted Stock shall fully vest at the expiration of twelve (12) months from the date of the grant, or, if earlier, upon the Non-Employee Director’s death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms. The Restricted Stock is not transferable until vested, and shall be forfeited if the Non-Employee Director’s service as a Director ceases before the vesting date (for reasons other than death).

9.	AWARD AND DELIVERY OF RESTRICTED STOCK.

9.1	Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period or periods of time (each a “Restricted Period”) or such other restrictions on the vesting of the Restricted Stock as it shall deem appropriate or applicable to such award. Each award of Restricted Stock may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the Restricted Stock awarded, and for the lapse or termination of restrictions upon all or any portion of the Restricted Stock upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock.

9.2	Rights and Privileges. At the time a grant of Restricted Stock is made to a Participant, a stock certificate representing a number of shares of the Company’s common stock equal to the number of shares of such Restricted Stock shall be registered in the Participant’s name but shall be held in custody by the Company for such Participant’s account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote the Restricted Stock, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the stock certificate evidencing Restricted Stock until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company if the Participant ceases to be an Employee, Consultant or Director of the Company or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Stock. Dividends on Restricted Stock shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of Restricted Stock, the Committee may, in its sole discretion, register in the name of a Participant a stock certificate representing such shares of Common Stock issued as a dividend on Restricted Stock, and may cause the Company to hold such certificate in custody for the Participant’s account subject to the same terms and conditions as such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Participant.

9.3

Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period applicable to Restricted Stock and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the Restricted

Stock to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of shares of Restricted Stock with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant. The Company shall not be required to deliver any fractional share of Common Stock but shall pay to the Participant, in lieu thereof, the product of (i) the Fair Market Value per share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Participant would otherwise be entitled.

9.4	Tax Withholding. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld.

9.5	Vesting Events for Restricted Stock. If the Employee terminates employment by reason of death, all of his or her shares of Restricted Stock shall become 100% vested upon the date of death. All Restricted Stock awards prior to the Effective Date are hereby amended to incorporate these terms.

10.	AWARD AND DELIVERY OF PURCHASE RIGHTS.

10.1	Purchase Rights. At the time an award of Purchase Rights is made, the Committee shall establish a period or periods of time during which the Purchase Right may be exercised (each an “Exercise Period”) or such other restrictions as it shall deem appropriate and applicable to such award. Each award of Purchase Rights may have a different Exercise Period or Exercise Periods. Each award shall specify the method of payment (which shall not permit payment with promissory notes) to purchase Stock and shall set forth any repurchase rights or calls applicable to the purchased Stock.

11.	ANNUAL INCENTIVE AWARDS.

11.1	Annual Incentive Awards. The Committee may grant annual incentive awards of Stock or cash (each an “Annual Incentive Award”) to such Participants as the Committee may from time to time recommend, in such amounts and subject to such terms and conditions as the Committee in its discretion may determine. The Committee shall establish the maximum amount of Annual Incentive Awards that may be granted for each Performance Cycle. Notwithstanding the foregoing, all Annual Incentive Awards shall be subject to the provisions of paragraphs (a) through (d) below:

(a)	Annual Incentive Awards shall be granted in connection with a 12-month Performance Cycle, which shall be the fiscal year of the Company.

(b)	Subject to Section 4.1, the Committee shall determine the Participants who shall be eligible to receive an Annual Incentive Award for such Performance Cycle.

(c)	The Committee shall fix and establish, in writing, (A) the Performance Measure(s) that shall apply to such Performance Cycle, (B) an objective formula for computing the amount of the Annual Incentive Awards for such Performance Cycle, where the amount shall be based upon the attainment of various Performance Goals for the applicable Performance Measure(s).

(d)	Annual Incentive Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the Committee.

12.	PERFORMANCE-BASED AWARDS.

12.1

Performance-Based Awards. The Committee may grant to officers and other key Employees of either the Company or any Subsidiary the prospective contingent right, expressed in Units, to receive payments of Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance-Based Awards”). Performance-Based Awards shall be earned by

Participants only if specified Performance Goals are satisfied in the applicable Performance Cycle. The Committee shall, in its sole discretion, determine the officers and other key Employees eligible to receive Performance-Based Awards. At the time each grant of a Performance-Based Award is made, the Committee shall establish the applicable Performance Cycle, the Performance Measure and Performance Goals in respect of such Performance-Based Award. The number of shares of Stock and/or the amount of cash earned and payable in settlement of a Performance-Based Award shall be determined by the Committee at the end of the Performance Cycle.

12.2	The Committee may grant Performance-Based Awards to a Participant in such amounts as the Committee may determine, subject to the limitations set forth in Section 4.1.

12.3	A certificate (an “Award Certificate”) for each Performance-Based Award shall provide that, in order for a Participant to earn all or a portion of the Units subject to such Performance-Based Award, the Company must achieve certain Performance Goals over a designated Performance Cycle having a minimum duration of one year. The Performance Goals and Performance Cycle shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Cycle for determining the portion of the Performance-Based Award, which will be earned or forfeited, based on the extent to which the Performance Goals are achieved or exceeded. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Performance-Based Award based on the level attained. Once established by the Committee and specified in the Award Certificate, and if and to the extent provided in or required by the Award Certificate, the Performance Goals and the Performance Measure in respect of any Performance-Based Award shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance-Based Award that otherwise would be payable to a Participant upon attainment of the Performance Goal(s) unless the Participant has a vested right under applicable employment law to receive the full Performance-Based Award.

12.4	Performance-Based Awards may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance-Based Awards may be made alone, in addition to in tandem with, or independent of other grants and awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance–Based Award made to any Participant. The Performance Goals, the Performance Cycle and the Performance Measure applicable to a Performance Grant shall be set forth in the relevant Award Certificate.

12.5	Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance-Based Award may be made in Stock, in cash, or in any combination of Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

13.	DISCRETIONARY BONUS AWARDS.

13.1	Discretionary Bonus Awards. The Committee may grant discretionary bonus awards of Stock or cash (each a “Discretionary Bonus Award”) to officers and other key Employees of either the Company or any Subsidiary, in such amounts and subject to such terms and conditions as the Committee in its discretion may determine.

13.2	The Committee may grant Discretionary Bonus Awards to eligible Participants in such amounts as the Committee may determine, subject to the limitations set forth in Section 4.1.

13.3	Discretionary Bonus Awards shall be paid in the form of cash, Stock (including Restricted Stock) or any combination thereof, in the discretion of the Committee.

14.	CHANGE IN CONTROL.

14.1	Definitions.

(a)	An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)	A “Change in Control” shall mean (i) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than a merger undertaken solely in order to reincorporate in another state) (for purposes hereof, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (ii) a dissolution of the Company, (iii) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, (iv) a transaction or series of transactions that results in any entity, “Person” or “Group” (as defined below), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (v) during any period of two (2) consecutive years commencing on or after January 1, 2005, individuals who at the beginning of the period constituted the Company’s Board of Directors cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under an employee benefit plan maintained by the Company, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control. As used herein, “Person” and “Group” shall have the meanings set forth in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended, and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under such Act .

14.2

Effect of Change in Control on Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or Parent thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards, including awards for the Acquiring Corporation’s stock, if applicable. For purposes of this Section 14.2, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Upon a Change in Control, each outstanding Award shall become 100% vested and exercisable as of the date ten (10) days prior to the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date. The exercise or vesting of any Award that was permissible solely by reason of this Section 14.2 shall be conditioned upon the consummation of the Change in Control. Any Award which is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Option Agreement, Award Certificate or Stock Purchase Agreement, except as otherwise provided therein. Furthermore, notwithstanding the foregoing, if the Change in Control results from an Ownership Change Event described in Section 14.1(a)(i) and the Company is the surviving or continuing corporation and immediately after such Change in Control less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion.

15.	PROVISION OF INFORMATION.

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.	COMPLIANCE WITH SECURITIES LAW.

The grant of an Award and the issuance of shares of Stock upon exercise of an Award, if applicable, shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. An Award may not be exercised for shares of Stock if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised for shares of Stock unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares of Stock issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.	TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

18.	STOCKHOLDER APPROVAL.

Any increase in the maximum aggregate number of shares of Stock issuable under the Plan as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Awards granted in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of such increase in the Authorized Shares.

PLAN HISTORY

February 1, 2002	Board adopts Plan, with an initial reserve of 948.35 shares.

February 8, 2002	Stockholders approve Plan, with an initial reserve of 948.35 shares.

May 21, 2002	Board adopts amended Plan, with a reserve of 948,100 shares.

May 24, 2002	Stockholders approve amended Plan, with a reserve of 948,100 shares.

July 1, 2002	Board adopts amended Plan; including discretionary bonus awards

February 8, 2005	Compensation Committee adopts Second Amended and Restated Plan

February 23, 2006	Compensation Committee adopts Third Amended and Restated Plan, increasing the reserve by 1,000,000 shares

WESTWOOD HOLDINGS GROUP, INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING TO BE HELD ON APRIL 27, 2006

The undersigned hereby appoints Brian O. Casey and William R. Hardcastle, Jr., and each of them, jointly and severally, as the undersigned’s proxy or proxies, with full power of substitution, to vote all shares of common stock of Westwood Holdings Group, Inc. which the undersigned is entitled to vote at the annual meeting of the common stockholders to be held at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Thursday, April 27, 2006, at 10:00 a.m., Dallas, Texas time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, upon the Proposals set forth below, revoking any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 and 5 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side.)

Δ FOLD AND DETACH HERE Δ

The board of directors recommend a vote FOR all Proposals	Please mark your votes as indicated in this example.	X

1.	The election of the following seven directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.

☐ FOR ALL NOMINEES (except for the names struck out below)	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

(Susan M. Byrne, Brian O. Casey, Tom C. Davis, Richard M. Frank, Frederick R. Meyer, Jon L. Mosle, Jr. and Raymond E. Wooldridge)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	The ratification of the appointment of Grant Thornton LLP as Westwood’s independent auditors for the fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The approval of the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The approval of performance-based annual incentive awards.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	The approval of performance-based restricted stock goals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Date /

Signature

Signature, If Jointly Held

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE